SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 13, 2003

(Date of earliest event reported)

DELTAGEN, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-31147	94-3260659
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

700 Bay Road Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

(650) 569-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.  Other Events.

On June 13, 2003, Deltagen, Inc. (“Deltagen”) announced the resignation of two members of the Board of Directors. Further details regarding this announcement are contained in Deltagen’s news release dated June 13, 2003 attached as an exhibit hereto and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	See attached Exhibits Index.

EXHIBIT INDEX

Number	Exhibit

99.1	Deltagen, Inc. News Release dated June 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTAGEN, INC.

By:	/s/ Robert J. Driscoll
Robert J. Driscoll Vice President of Intellectual Property and Legal Affairs

Date: June 13, 2003